EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Prospectus constituting part of this Registration Statement on Pre-Effective Amendment No. 4 to Form S-1 of our report dated October 21, 2005 on the statement of financial condition of DB Commodity Index Tracking Fund as of September 15, 2005, our report dated October 21, 2005 on the statement of financial condition of DB Commodity Index Tracking Master Fund as of September 15, 2005, and the related statements of operations, changes in net assets, and cash flows for the period from May 23, 2005 (inception) through September 15, 2005, and our report dated October 21, 2005 on the statement of financial condition of DB Commodity Services LLC as of September 15, 2005, and the related statements of changes in member’s capital and cash flows for the period from May 23, 2005 (inception) through September 15, 2005, all of which appear in such Prospectus. We also consent to the statements with respect to us as appearing under the heading “Experts” in the Prospectus.

/s/ KPMG LLP

New York, New York
October 21, 2005